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                                                                     EXHIBIT 4.9

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------
                    (Warranties, Licenses, Advance Deposits)
                            (Chesterfield, Missouri)

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, made and entered into as of this 15 day of June 2001, between CHESTERFIELD VILLAGE HOTEL, LLC, a Missouri
     --        ----
limited liability company, having an office c/o Promus Hotels, Inc., 9336 Civic Center Drive, Beverly Hills, California 90210 ("Assignor") and APPLE SUITES-MO, LLC, a Virginia limited liability company, having an address at 9 North Third Street, Richmond, Virginia 23219 ("Assignee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          That Assignor for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee, to the extent assignable, all of Assignor's right, title and interest in and to the Warranties, Licenses, the Advance Deposits, if any, and all other Property consisting of personalty not already included in the Bill of Sale of even date herewith from Assignor to Assignee, in each case which relate to the Premises being conveyed to Assignee by Assignor on the date hereof.

          Assignee hereby (i) expressly assumes the obligation for the performance of any and all of the obligations of Assignor in respect of the Advance Deposits (the "Indemnified Matters") and (ii) indemnifies, defends and holds harmless Assignor from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Indemnified Matters. Assignor hereby agrees to indemnify, defend and hold Assignee harmless from and against claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys' fees and disbursements) relating to the Advance Deposits in respect of the period prior to the date hereof.

          Terms not defined herein shall have the meanings ascribed thereto in the Agreement of Sale dated June 7, 2001, between Hilton Hospitality, Inc., Chesterfield Village Hotel, LLC, and Apple Suites, Inc. ("Agreement of Sale").

          This Assignment and Assumption shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns.

          THIS ASSIGNMENT IS MADE WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE AGREEMENT OF SALE.

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          IN WITNESS WHEREOF, the parties have executed this Assignment and
Assumption as of the day and year first above written.

                                       ASSIGNOR:
                                       --------

                                       CHESTERFIELD VILLAGE HOTEL,
                                       LLC, a Missouri limited liability company


                                             By:   Promus Hotels, Inc.,
                                                    Its Sole Member


                                             By  /s/ Mariel C. Albrecht
                                               ---------------------------------
                                                     Mariel C. Albrecht
                                                     Senior Vice President

                                       ASSIGNEE:
                                       --------

                                       APPLE SUITES-MO, LLC, a Virginia limited liability company


                                       By  /s/ Glade M. Knight
                                         ---------------------------------------
                                         Name:
                                         Title: